Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 18, 2018, by and among Celtic Intermediate Corp., a Delaware corporation (“Parent”), Celtic Tier II Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the undersigned holders (each, a “Holder” and, collectively, the “Holders”) of shares of common stock, par value $0.01 per share, or other securities of Civitas Solutions, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), by and among Parent, Merger Sub and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly-owned subsidiary of Parent, on the terms and subject to the conditions set forth therein;

WHEREAS, each Holder is the record holder and beneficially owns and has sole or shared voting power with respect to the number of shares of the outstanding common stock, par value $0.01 per share, of the Company (“Company Common Stock”), and holds Company Equity Awards or other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock, as is indicated opposite such Holder’s name on Schedule 1 attached hereto (together with any New Shares (as defined in Section 1(b)), the “Shares”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Holders have agreed to enter into this Agreement; and

WHEREAS, all capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent and Merger Sub entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent and Merger Sub in connection therewith, the Holders, Parent and Merger Sub agree as follows:

AGREEMENT

1. Agreement to Retain Shares.

(a) Transfer. During the period beginning on the date hereof and ending on the Expiration Time (as defined in Section 6), each Holder agrees not to, directly or indirectly, (i) sell, assign, transfer, tender, exchange or otherwise dispose of or encumber (including, without limitation, by creation of a Lien (as defined in Section 3(a)), except Liens arising under or imposed by applicable Law or pursuant to this Agreement, the Merger Agreement, the transactions contemplated thereby or any Permitted Transfers (as defined in this Section 1(a)) (“Permitted Liens”)) the Shares; (ii) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to any Shares or grant any proxy or power of attorney with respect thereto; (iii) enter into any contract, option, commitment, or other arrangement or understanding with respect to the direct or indirect sale, transfer, tender, exchange, assignment, or other disposition or encumbrance of (including, without limitation, by creation of a Lien with respect thereto (other than a Permitted Lien)) any Shares; or (iv) take any action that would make any representation or warranty of such Holder contained herein untrue or incorrect, or have the effect of preventing, impairing, delaying, discouraging or disabling such Holder from performing its obligations under this Agreement; except, in the case of any action described in clauses (i), (iii) and (iv), (A) transfers of Shares to Affiliates or to a trust established for the benefit of the Holder; provided, that as a condition to such transfer, the recipient agrees in writing, in a form reasonably satisfactory to Parent, to be bound by this Agreement and delivers a copy of such executed written agreement to Parent; or (B) with Parent’s prior written consent and in Parent’s sole discretion (such exceptions set forth in clauses (A) and (B), a “Permitted Transfer”). Notwithstanding the foregoing, direct or indirect transfers of equity or other interests in the Holder by its equityholders is not prohibited by this Agreement. Any action (other than a Permitted Transfer) in violation of this provision shall be void. At the request of Parent, each certificate or other instrument representing any Shares shall bear a legend that such Shares are subject to the provisions of this Agreement, including this Section 1.

(b) New Shares. Each Holder agrees that any shares of capital stock or other equity securities of the Company that such Holder purchases or with respect to which such Holder otherwise acquires record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Time, whether by the exercise, vesting or settlement of any Company Equity Awards or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Shares as of the date hereof, and the representations and warranties in Section 3 below shall be true and correct as of the date that record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired or obtained. Each Holder agrees to promptly notify Parent in writing of the nature and amount of any New Shares. For the avoidance of doubt, any reference to Shares in this Agreement shall be deemed to include any New Shares.

2. Agreement to Vote Shares. Until the Expiration Time, at every meeting of Company Stockholders, however called, with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of Company Stockholders with respect to any of the following, each Holder shall appear at such meeting (in person or by proxy) or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum and shall vote (or cause to be voted) or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares that such Holder shall be entitled to so vote: (i) in favor of the adoption and approval of the Merger Agreement and all other transactions contemplated by the Merger Agreement as to which Company Stockholders are called upon to vote or consent in favor of any matter necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement; (ii) in favor of any proposal to adjourn or postpone the meeting of the Company Stockholders to a later date, if there are not sufficient votes for adoption and approval of the Merger Agreement; (iii) against any action, proposal, or agreement that would (or would reasonably be expected to) result in any of the conditions to the Company’s or any of its Subsidiaries’ obligations under the Merger Agreement not being fulfilled; and (iv) against any Acquisition Proposal, Acquisition Transaction or agreement, transaction, or other matter that is intended to, or would (or would reasonably be expected to), impede, impair, interfere with, delay, postpone, discourage, or otherwise adversely affect the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement ((i) through (iv), the “Covered Proposals”). No Holder shall take or commit or agree to take any action inconsistent with the foregoing.

3. Representations, Warranties and Covenants of Holder. Each Holder hereby represents, warrants and covenants to Parent and Merger Sub as follows:

(a) except as set forth on Schedule 1, such Holder is the record and beneficial owner of the number of Shares indicated opposite such Holder’s name on Schedule 1, and will own any New Shares,

free and clear of any liens, claims, pledges, grants, hypothecations, obligations, options, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), other than any Permitted Liens, and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

(b) such Holder does not own of record or beneficially, or otherwise have any right to acquire, any securities of the Company except as set forth on Schedule 1;

(c) such Holder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Holder’s entity power and have been duly authorized by all necessary entity actions on the part of such Holder, and such Holder has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated hereby;

(d) this Agreement has been duly and validly executed and delivered by such Holder and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency, and similar Laws affecting creditors’ rights and remedies generally;

(e) the execution and delivery of this Agreement by such Holder does not, and the performance by such Holder of its obligations hereunder and the compliance by such Holder with any provisions hereof will not, violate or conflict with, result in a material breach of, constitute a default (or an event that with notice or lapse of time or both would become a material default) under, give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any Shares pursuant to (A) any agreement, instrument, note, bond, mortgage, contract, lease, license, permit, or other obligation or arrangement, (B) any order, arbitration award, judgment, or decree to which such Holder is a party or by which such Holder or any Shares is bound, (C) any Law to which such Holder or any Shares is subject, or (D) any charter, bylaw or other organizational document of such Holder;

(f) the execution and delivery of this Agreement by such Holder does not, and the performance of this Agreement by such Holder does not and will not, require any consent, approval, authorization, or permit of, or filing with or notification to, any Person, including any Governmental Authority by such Holder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications, would not (and would not reasonably be expected to) prevent, delay or impair the performance by such Holder of its obligations under this Agreement; and

(h) there is no action pending against, or, to the knowledge (after reasonable inquiry) of such Holder, threatened in writing against such Holder or any Shares before or by any Person, including any Governmental Authority, that would (or that would reasonably be expected to) prevent, delay or impair the consummation by such Holder of the transactions contemplated by this Agreement, or otherwise impair such Holder’s ability to perform its obligations hereunder.

4. Irrevocable Proxy. By executing this Agreement, each Holder does hereby appoint each of Parent and Merger Sub, with full power of substitution and resubstitution, as such Holder’s true and lawful attorney and irrevocable proxy, to the fullest extent of such Holder’s rights with respect to the

Shares, to vote, and to execute written consents with respect to, each of such Shares solely with respect to the matters set forth in Section 2 hereof. Each Holder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Time. Each Holder affirms that the irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement and that such irrevocable proxy is given to Parent and Merger Sub by such Holder to secure the performance of the duties of such Holder under this Agreement. Each Holder agrees not to grant any subsequent proxies to, or enter into any agreement with, any Person to vote or give voting instructions with respect to the Shares in any manner inconsistent with the terms of this irrevocable proxy until after the Expiration Time. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Time. Each Holder hereby revokes any proxies or powers of attorney previously granted with respect to the Shares to the extent necessary to grant the proxy included in this Section 4 with respect to the Covered Proposals and matters related thereto, and represents that none of such previously granted proxies or powers of attorney is irrevocable. Parent and Merger Sub may terminate this proxy with respect to a Holder at any time in their sole discretion by written notice provided to such Holder.

5. No Solicitation. From and after the date hereof until the Expiration Time, each Holder will not, and will cause such Holder’s Representatives not to, directly or indirectly, (a) solicit, initiate, propose, or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (b) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case to induce the making, submission or announcement of, to knowingly encourage, facilitate or assist, or otherwise relating to an Acquisition Proposal or any inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (c) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or inquiries, proposals or offers or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal); (d) approve, endorse or recommend an Acquisition Proposal; (e) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction or that would require the Company to abandon or terminate the Merger Agreement or fail to consummate the Merger; (f) otherwise cooperate with, knowingly assist, participate in or facilitate any effort or attempt to make an Acquisition Proposal; (g) solicit proxies, become a “participant” in a “solicitation,” or take any action to facilitate a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any matter that is not a Covered Proposal; or (h) become a member of a Group with respect to any voting securities of the Company for the purpose of opposing, discouraging or competing with or taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement. Each Holder shall immediately cease and cause to be terminated any discussions or negotiations with any Person and its Representatives related to the foregoing activities. Notwithstanding anything to the contrary contained herein, (i) any Holder or its Representatives shall be entitled to participate in discussions or negotiations with any Person making an Acquisition Proposal with respect to entering into a voting agreement in support thereof substantially similar to the terms and conditions set forth herein in the event that the Company and its Representatives are permitted to engage in discussions or negotiations in response to such Acquisition Proposal pursuant to and in accordance with Section 5.3(b) of the Merger Agreement and (ii) any Holder shall be entitled to enter into any such voting agreement with any Person making a Superior Proposal simultaneously with the execution and delivery of a definitive Alternative Acquisition Agreement by the Company entered into as and to the extent permitted by the Merger Agreement (including Section 8.1(h) thereof). Nothing in this Section 5 shall prohibit any Holder or any of its Representatives from informing any Person of the existence of the provisions of this Section 5. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement, each Holder and its Affiliates will not be considered to be Affiliates of the Company or its Subsidiaries (including, without limitation, for purposes of the definition of Representative).

6. Termination. This Agreement shall terminate automatically and shall have no further force and effect as of the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be validly terminated in accordance with the terms and provisions thereof, (iii) effectiveness of a written agreement executed by the parties hereto to terminate this Agreement, or (iv) in the event of a Company Board Recommendation Change made by the Company Board (or a committee thereof) pursuant to, and in compliance with, the Merger Agreement (the earliest of such times, the “Expiration Time”). Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any Willful and Material Breach of this Agreement prior to termination or expiration thereof. Nothing in the Merger Agreement shall relieve any Holder from any liability arising out of or in connection with a Willful and Material Breach of this Agreement.

7. Waiver of Appraisal Rights; No Suits. Each Holder hereby waives, and agrees not to exercise or assert, any appraisal rights under applicable Laws, including, without limitation, Section 262 of the DGCL, in connection with the Merger. Each Holder further agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Holder, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof.

8. Termination of Registration Rights Agreement. Each Holder hereby acknowledges and agrees that the First Amended and Restated Registration Rights Agreement of the Company, dated as of October 1, 2015, will be terminated, without any further rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto except as expressly set forth therein, effective and conditioned upon the occurrence of the Effective Time.

9. Termination of Director Nominating Agreement. Each Holder hereby acknowledges and agrees that the Director Nominating Agreement of the Company, dated as of September 22, 2014, will be terminated, without any further rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto, effective and conditioned upon the occurrence of the Effective Time.

10. Miscellaneous.

(a) Entire Agreement; Amendments and Waivers. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. Any term of this Agreement may be amended or waived with the written consent of the parties hereto or their respective successors and assigns. No waiver of any provision hereof by either party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. Any amendment or waiver effected in accordance with this Section 10(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law; Venue. This Agreement and all actions, proceedings or counterclaims arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement and the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 10(f) or in such other manner as may be permitted by applicable Law, and nothing in this Section 10(b) will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. The parties hereto agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(c).

(d) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in accordance with Section 9.2 of the Merger Agreement, including as to Parent or Merger Sub as described in Section 9.2 of the Merger Agreement, and to each Holder identified on Schedule 1 attached hereto at the address or as otherwise set forth for that Holder on that Schedule (or at such address or as otherwise set forth for a party as shall be specified by like notice).

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Binding Effect and Assignment. This Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators, and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that, notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Affiliate of Parent.

(i) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, or otherwise create any third-party beneficiary hereto.

(j) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches (or threatened breaches) of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such party; the exercise by a party of any remedy shall not preclude the exercise of any other remedy; and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.

(k) Further Assurances. Each Holder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents, and other instruments as Parent or Merger Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

(l) Disclosure. Each Holder shall permit the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub determines to be necessary or desirable in connection with the Merger and any other transactions contemplated by the Merger Agreement, such Holder’s identity and ownership of Shares and the nature of such Holder’s commitments, arrangements, and understandings under this Agreement. Each Holder agrees to notify Parent as promptly as practicable of any required corrections with respect to any written information supplied by Holder specifically for use in any such disclosure document. No Holder shall, nor shall such Holder permit any of its Affiliates or

Representatives to, issue any press release or make any other public statement (whether positive or negative) with respect to this Agreement, the Merger Agreement, an Acquisition Proposal, or any of the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law. For avoidance of doubt, nothing herein shall prohibit any Holder from amending any Schedule 13D or Schedule 13G in respect of this Agreement.

(m) No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover Laws, and any applicable provision of the Company’s Organizational Documents, the transactions contemplated by the Merger Agreement, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto.

(n) Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Holder, or a designee of a Holder, who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his capacity as a director of the Company, in the Holder’s, or its designee’s, sole discretion on any matter (it being understood that this Agreement shall apply to the Holder solely in the Holder’s capacity as a stockholder of the Company). In this regard, a Holder shall not be deemed to make any agreement or understanding in this Agreement in such Holder’s capacity as a director or officer of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

CELTIC INTERMEDIATE CORP.

By:	/s/ Jeremy Gelber
Name:	Jeremy Gelber

Title:	Authorized Signatory

CELTIC TIER II CORP.

By:	/s/ Jeremy Gelber
Name:	Jeremy Gelber

Title:	Authorized Signatory

[Signature Page to Voting Agreement]

VESTAR CAPITAL PARTNERS V, L.P.

By:	Vestar Associates V, L.P.
Its:	General Partner

By:	Vestar Managers V Ltd.
Its:	General Partner

By:	/s/ Steve Della Rocca
Name: Steve Della Rocca
Title: Managing Director and General Counsel

Address for Notice:
c/o Vestar Capital Partners LLC
245 Park Avenue, 41st Floor
New York, NY 10167
Attention: General Counsel

VESTAR CAPITAL PARTNERS V-A, L.P.

By:	Vestar Associates V, L.P.
Its:	General Partner

By:	Vestar Managers V Ltd.
Its:	General Partner

By:	/s/ Steve Della Rocca
Name: Steve Della Rocca
Title: Managing Director and General Counsel

Address for Notice:
c/o Vestar Capital Partners LLC
245 Park Avenue, 41st Floor
New York, NY 10167
Attention: General Counsel

[Signature Page to Voting Agreement]

VESTAR CAPITAL PARTNERS V-B, L.P.

By:	Vestar Associates V, L.P.
Its:	General Partner

By:	Vestar Managers V Ltd.
Its:	General Partner

By:	/s/ Steve Della Rocca
Name: Steve Della Rocca
Title: Managing Director and General Counsel

Address for Notice:
c/o Vestar Capital Partners LLC
245 Park Avenue, 41st Floor
New York, NY 10167
Attention: General Counsel

VESTAR/NMH INVESTORS, LLC

By:	Vestar Capital Partners V, L.P.
Its:	Managing Member

By:	Vestar Associates V, L.P.
Its:	General Partner

By:	Vestar Managers V Ltd.
Its:	General Partner

By:	/s/ Steve Della Rocca
Name: Steve Della Rocca
Title: Managing Director and General Counsel

Address for Notice:
c/o Vestar Capital Partners LLC
245 Park Avenue, 41st Floor
New York, NY 10167
Attention: General Counsel

[Signature Page to Voting Agreement]

Schedule 1

Stockholder and Address	Shares	Options	Restricted Stock Units	Liens

Vestar Capital Partners V, L.P. c/o Vestar Capital Partners LLC 245 Park Ave, 41st Floor New York, NY 10167	14,557,836	N/A	N/A	N/A

Vestar Capital Partners V-A, L.P. c/o Vestar Capital Partners LLC 245 Park Ave, 41st Floor New York, NY 10167	4,003,741	N/A	N/A	N/A

Vestar Capital Partners V-B, L.P. c/o Vestar Capital Partners LLC 245 Park Ave, 41st Floor New York, NY 10167	527,168	N/A	N/A	N/A

Vestar/NMH Investors, LLC c/o Vestar Capital Partners LLC 245 Park Ave, 41st Floor New York, NY 10167	516,634	N/A	N/A	N/A